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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports dated September 2, 1999 for AGENCY.COM Ltd. and subsidiaries, July 19, 1999 for Eagle River Interactive Inc., July 16, 1999 for Interactive Solutions, Inc., July 16, 1999 for Quadris Consulting included in or made a part of this registration statement.

                                                             ARTHUR ANDERSEN LLP

New York, New York
October 13, 1999